SUB-ITEM 77Q1(A)

                               AMENDMENT NO. 4 TO
                           AMENDED AND RESTATED BYLAWS
                               OF AIM SECTOR FUNDS

                        Adopted effective April 30, 2010

The Amended and Restated Bylaws of AIM Sector Funds (the "Trust"), adopted effective September 14, 2005, (the "Bylaws"), are hereby amended as follows:

     1.   AIM Sector Funds is now named AIM Sector Funds (Invesco Sector Funds).

     2. All references to AIM Sector Funds in the Bylaws are hereby deleted and replaced with AIM Sector Funds (Invesco Sector Funds).